Calculation of Filing Fee Tables
S-8
MKDWELL Tech Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, no par value	Other	709,740	$ 2.89	$ 2,051,148.60	0.0001381	$ 283.26
Total Offering Amounts:						$ 2,051,148.60		$ 283.26
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 283.26
Offering Note
[1]	(1) Represents ordinary shares issuable pursuant to the awards granted or to be granted under the MKDWELL Tech Inc. 2026 Equity Incentive Plan (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan. Any ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares that may be issued under the Plan. Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on the average of the high and low prices of the Registrant's ordinary shares as quoted on the Nasdaq Capital Market on March 24, 2026, a date within five business days prior to the filing of the Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources